Exhibit 21.1
ENSTAR GROUP LIMITED
LISTING OF SUBSIDIARIES(1)
As of December 31, 2019

Name	Jurisdiction of Incorporation
Alpha Insurance SA	Belgium
Arden Reinsurance Company Ltd.*	Bermuda
Arena SA*	Belgium
Atrium 5 Limited*	United Kingdom
Atrium Insurance Agency Limited*	United Kingdom
Atrium Underwriters Limited*	United Kingdom
Atrium Underwriting Group Limited*	United Kingdom
Cavello Bay Reinsurance Limited	Bermuda
Clarendon National Insurance Company	Texas
Copper Coast Funds ICAV	Ireland
East Point Reinsurance Company of Hong Kong Limited	Hong Kong
Enstar Australia Holdings Pty Limited	Australia
Enstar Limited	Bermuda
Enstar (US Asia-Pac) Holdings Limited	United Kingdom
Fitzwilliam Insurance Limited	Bermuda
Gordian Runoff Limited	Australia
Harper Insurance Limited	Bermuda
Inter-Ocean Reinsurance (Ireland) Limited	Ireland
Kenmare Holdings Ltd.	Bermuda
Kinsale Brokers Limited	United Kingdom
Maiden Reinsurance North America, Inc.	Missouri
Mercantile Indemnity Company Limited	United Kingdom
North Bay Holdings Limited*	Bermuda
Northshore Holdings Limited*	Bermuda
Paladin Managed Care Services, Inc.	California
Pavonia Life Insurance Company of New York	New York
Providence Washington Insurance Company	Rhode Island
River Thames Insurance Company Limited	United Kingdom
Rombalds Run-Off Limited	United Kingdom
SGL No.1 Limited	United Kingdom
StarStone Bermuda Intermediaries Ltd.*	Bermuda
StarStone Corporate Capital Limited*	Ireland
StarStone Corporate Capital 1 Limited*	United Kingdom
StarStone Insurance Bermuda Limited*	Bermuda
StarStone Insurance SE*	Liechtenstein
StarStone Insurance Services Limited*	United Kingdom
StarStone National Insurance Company*	Delaware
StarStone Specialty Insurance Company*	Delaware
StarStone Underwriting Limited*	United Kingdom
Vander Haeghen & Co SA*	Belgium
Yosemite Insurance Company	Oklahoma
Notes:
(1) The subsidiary listing excludes noncontrolled entities and branches of subsidiaries. Subsidiaries marked with an asterisk are not wholly owned, directly or indirectly, by Enstar Group Limited. A number of subsidiaries have been omitted from the list because, considered in the aggregate, they would not constitute a single significant subsidiary.